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                       CUSTODIAN CONTRACT
                             Between
                      AFD EXCHANGE RESERVES
                               and
               STATE STREET BANK AND TRUST COMPANY



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                        TABLE OF CONTENTS

                                                             Page

1.  Employment of Custodian and Property to be
    Held By It...........................................       1

2.  Duties of the Custodian with Respect to
    Property of the Fund Held by the Custodian
    in the United States.................................       2

    2.1   Holding Securities.............................       2
    2.2   Delivery of Securities.........................       3
    2.3   Registration of Securities.....................       7
    2.4   Bank Accounts..................................       8
    2.5   Availability of Federal Funds..................       9
    2.6   Collection of Income...........................       9
    2.7   Payment of Fund Monies ........................      10
    2.8   Liability for Payment in Advance of
          Receipt of Securities Purchased................      13
    2.9   Appointment of Agents..........................      13
    2.10  Deposit of Securities in Securities
          System.........................................      14
    2.11  Fund Assets Held in the Custodian's
          Direct Paper System............................      17
    2.12  Segregated Account.............................      18
    2.13  Ownership Certificates for Tax
          Purposes.......................................      20
    2.14  Proxies........................................      20
    2.15  Communications Relating to Fund
          Portfolio Securities...........................      20

3.  Duties of the Custodian with Respect to
    Property of the Fund Held Outside of the
    United States........................................      21
    3.1   Appointment of Foreign Sub-Custodians..........      21
    3.2   Assets to be Held..............................      22
    3.3   Foreign Securities Depositories................      22
    3.4   Agreements with Foreign Banking
          Institutions...................................      22
    3.5   Access of Independent Accountants of
          the Fund.......................................      23
    3.6   Reports by Custodian...........................      24
    3.7   Transactions in Foreign Custody
          Account........................................      24
    3.8   Liability of Foreign Sub-Custodians............      25
    3.9   Liability of Custodian.........................      25
    3.10  Reimbursement for Advances.....................      26
    3.11  Monitoring Responsibilities....................      27
    3.12  Branches of U.S. Banks.........................      28
    3.13  Tax Law........................................      28


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4.  Payments for Repurchases or Redemptions and
    Sales of Shares of the Fund..........................      29
5.  Proper Instructions..................................      30
6.  Actions Permitted Without Express Authority..........      31
7.  Evidence of Authority................................      31
8.  Duties of Custodian with Respect to the
    Books of Account and Calculation of Net
    Asset Value and Net Income...........................      32
9.  Records..............................................      32
10. Opinion of Fund's Independent Accountant.............      33
11. Reports to Fund by Independent Public
    Accountants..........................................
12. Compensation of Custodian............................
13. Responsibility of Custodian..........................
14. Effective Period, Termination and Amendment..........
15. Successor Custodian..................................
16. Interpretive and Additional Provisions...............
17. Massachusetts Law to Apply...........................
18. Prior Contracts......................................
19. Shareholder Communications...........................

































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                       CUSTODIAN CONTRACT



         This Contract between AFD Exchange Reserves, a business

trust organized and existing under the laws of Massachusetts,

having its principal place of business at 1285 Avenue of the

Americas, New York, New York, 10019, hereinafter called the

"Fund", and State Street Bank and Trust Company, a Massachusetts

trust company, having its principal place of business at 225

Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

         WITNESSETH: That in consideration of the mutual

covenants and agreements hereinafter contained, the parties

hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian

of its assets, including securities it desires to be held in places within the United States ("domestic securities") and

securities it desires to be held outside the United States

("foreign securities") pursuant to the provisions of the

Declaration of Trust. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income,

payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest ("Shares") of the Fund as




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may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the

meaning of Article 5), the Custodian shall from time to time employ one or more sub-custodians located in the United States,

but only in accordance with an applicable vote by the Board of

Trustees of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on

account of any actions or omissions of any sub-custodian so

employed than any such sub-custodian has to the Custodian. The

Custodian may employ as sub-custodians for the Fund's foreign securities and other assets the foreign banking institutions and foreign securities depositories designated in Schedule "A" hereto but only in accordance with the provisions of Article 3.

2.       Duties of the Custodian with Respect to Property of the

Fund Held By the Custodian in the United States

2.1      Holding Securities.  The Custodian shall hold and

         physically segregate for the account of the Fund all

         non-cash property, to be held by it in the United

         States, including all domestic securities owned by the

         Fund, other than (a) securities which are maintained

         pursuant to Section 2.10 in a clearing agency which acts

         as a securities depository or in a book-entry system

         authorized by the U.S. Department of the Treasury,




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         collectively referred to herein as "Securities System"

         and (b) commercial paper of an issuer for which State

         Street Bank and Trust Company acts as issuing and paying

         agent ("Direct Paper") which is deposited and/or

         maintained in the Direct Paper System of the Custodian

         pursuant to Section 2.11.

2.2      Delivery of Securities. The Custodian shall release and

         deliver domestic securities owned by the Fund held by

         the Custodian or in a Securities System account of the

         Custodian or in the Custodian's Direct Paper book-entry

         system account ("Direct Paper System Account") only upon

         receipt of Proper Instructions, which may be continuing

         instructions when deemed appropriate by the parties, and

         only in the following cases:

         1)   Upon sale of such securities for the account of the

              Fund and receipt of payment therefor;

         2)   Upon the receipt of payment in connection with any

              repurchase agreement related to such securities

              entered into by the Fund;

         3)   In the case of a sale effected through a Securities

              System, in accordance with the provisions of

              Section 2.10 hereof;

         4)   To the depository agent in connection with tender

              or other similar offers for portfolio securities of

              the Fund;




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         5)   To the issuer thereof or its agent when such

              securities are called, redeemed, retired or

              otherwise become payable; provided that, in any

              such case, the cash or other consideration is to be

              delivered to the Custodian;

         6)   To the issuer thereof, or its agent, for transfer

              into the name of the Fund or into the name of any

              nominee or nominees of the Custodian or into the

              name or nominee name of any agent appointed

              pursuant to Section 2.9 or into the name or nominee

              name of any sub-custodian appointed pursuant to

              Article 1; or for exchange for a different number

              of bonds, certificates or other evidence

              representing the same aggregate face amount or

              number of units; provided that, in any such case,

              the new securities are to be delivered to the

              Custodian;

         7)   Upon the sale of such securities for the account.

              of the Fund, to the broker or its clearing agent,

              against a receipt, for examination in accordance

              with "street delivery" custom; provided that in any

              such case, the Custodian shall have no

              responsibility or liability for any loss arising

              from the delivery of such securities prior to

              receiving payment for such securities except as may




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              arise from the Custodian's own negligence or

              willful misconduct;

         8)   For exchange or conversion pursuant to any plan of

              merger, consolidation, recapitalization,

              reorganization or readjustment of the securities of

              the issuer of such securities, or pursuant to

              provisions for conversion contained in such

              securities, or pursuant to any deposit agreement;

              provided that, in any such case, the new securities

              and cash, if any, are to be delivered to the

              Custodian;

         9)   In the case of warrants, rights or similar

              securities, the surrender thereof in the exercise

              of such warrants, rights or similar securities or

              the surrender of interim receipt:s or temporary

              securities for definitive securities; provided

              that, in any such case, the new securities and

              cash, if any, are to be delivered to the Custodian;

         10)  For delivery in connection with any loans of

              securities made by the Fund, but only against

              receipt of adequate collateral as agreed upon from

              time to time by the Custodian and the Fund, which

              may be in the form of cash or obligations issued by

              the United States government, its agencies or

              instrumentalities, except that in connection with




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              any loans for which collateral is to be credited to

              the Custodian's account in the book-entry system

              authorized by the U.S. Department of the Treasury,

              the Custodian will not be held liable or

              responsible for the delivery of securities owned by

              the Fund prior to the receipt of such collateral;

         11)  For delivery as security in connection with any

              borrowings by the Fund requiring a pledge of assets

              by the Fund, but only against receipt of amounts

              borrowed;

         12)  For delivery in accordance with the provisions of

              any agreement among the Fund, the Custodian and a

              broker-dealer registered under the Securities

              Exchange Act of 1934 (the "Exchange Act") and a

              member of The National Association of Securities

              Dealers, Inc. ("NASD"), relating to compliance with

              the rules of The Options Clearing Corporation and

              of any registered national securities exchange, or

              of any similar organization or organizations,

              regarding escrow or other arrangements in

              connection with transactions by the Fund;

         13)  For delivery in accordance with the provisions of

              any agreement among the Fund, the Custodian, and a

              Futures Commission Merchant registered under the

              Commodity Exchange Act, relating to compliance with




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              the rules of the Commodity Futures Trading

              Commission and/or any Contract Market, or any

              similar organization or organizations, regarding

              account deposits in connection with transactions by

              the Fund;

         14)  Upon receipt of instructions from the transfer

              agent ("Transfer Agent") for the Fund, for delivery

              to such Transfer Agent or to the holders of shares

              in connection with distributions in kind, as may be

              described from time to time in the Fund's currently

              effective prospectus and statement of additional

              information ("prospectus"), in satisfaction of

              requests by holders of Shares for repurchase or

              redemption; and

         15)  For any other proper corporate purpose, but only

              upon receipt of, in addition to Proper

              Instructions, a certified copy of a resolution of

              the Board of Trustees or of the Executive Committee

              signed by an officer of the Fund and certified by

              the Secretary or an Assistant Secretary, specifying

              the securities to be delivered, setting forth the

              purpose for which such delivery is to be made,

              declaring such purpose to be a proper corporate

              purpose, and naming the person or person; to whom

              delivery of such securities shall be made.




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2.3      Registration of Securities.  Domestic securities held by

         the Custodian (other than bearer securities) shall be

         registered in the name of the Fund or in the name of any

         nominee of the Fund or of any nominee of the Custodian

         which nominee shall be assigned exclusively to the Fund,

         unless the Fund has authorized in writing the

         appointment of a nominee to be used in common with other

         registered investment companies having the same

         investment adviser as the Fund, or in the name or

         nominee name of any agent appointed pursuant to Section

         2.9 or in the name or nominee name of any sub-custodian

         appointed pursuant to Article 1. All securities accepted

         by the Custodian on behalf of the Fund under the terms

         of this Contract shall be in "street name" or other good

         delivery form. If, however, the Fund directs the

         Custodian to maintain securities in "street name", the

         Custodian shall utilize its best efforts only to timely

         collect income due the Fund on such securities and to

         notify the Fund on a best efforts basis only of relevant

         corporate actions including, without limitation,

         pendency of calls, maturities, tender or exchange

         offers.

2.4      Bank Accounts. The Custodian shall open and maintain a

         separate bank account or accounts in the United States

         in the name of the Fund, subject only to draft or order




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         by the Custodian acting pursuant to the terms of this

         Contract, and shall hold in such account or accounts,

         subject to the provisions hereof, all cash received by

         it from or for the account of the Fund, other than cash

         maintained by the Fund in a bank account established and

         used in accordance with Rule 17f-3 under the Investment

         Company Act of 1940. Funds held by the Custodian for the

         Fund may be deposited by it to its credit as Custodian

         in the Banking Department of the Custodian or in such

         other banks or trust companies as it may in its

         discretion deem necessary or desirable; provided,

         however, that every such bank or trust company shall be

         qualified to act as a custodian under the Investment

         Company Act of 1940 and that each such bank or trust

         company and the funds to be deposited with each such

         bank or trust company shall be approved by vote of  a

         majority of the Board of Trustees of the Fund. Such

         funds shall be deposited by the Custodian in its

         capacity as Custodian and shall be withdrawable by the

         Custodian only in that capacity.

2.5      Availability of Federal Funds.  Upon mutual agreement

         between the Fund and the Custodian, the Custodian shall,

         upon the receipt of Proper Instructions, make federal

         funds available to the Fund as of specified times agreed

         upon from time to time by the Fund and the Custodian in




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         the amount of checks received in payment for Shares of

         the Fund which are deposited into the Fund's account.

2.6      Collection of Income. Subject to the provisions of

         Section 2.3, the Custodian shall collect on a timely

         basis all income and other payments with respect to

         United States registered securities held hereunder to

         which the Fund shall be entitled either by law or

         pursuant to custom in the securities business, and shall

         collect on a timely basis all income and other payments

         with respect to United States bearer securities if, on

         the date of payment by the issuer, such securities are

         held by the Custodian or its agent thereof and shall

         credit such income, as collected, to the Fund's

         custodian account. Without limiting the generality of

         the foregoing, the Custodian shall detach and present

         for payment all coupons and other income items requiring

         presentation as and when they become due and shall

         collect interest when due on securities held hereunder.

         Income due the Fund on United States securities loaned

         pursuant to the provisions of Section 2.2 (10) shall be

         the responsibility of the Fund. The Custodian will have

         no duty or responsibility in connection therewith, other

         than to provide the Fund with such information or data

         as may be necessary to assist the Fund in arranging for






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         the timely delivery to the Custodian of the income to

         which the Fund is properly entitled.

2.7      Payment of Fund Monies. Upon receipt of Proper

         Instructions, which may be continuing instructions when

         deemed appropriate by the parties, the Custodian shall

         pay out monies of the Fund in the following cases only:

         1)   Upon the purchase of domestic securities, options,

              futures contracts or options on futures contracts

              for the account of the Fund but only (a) against

              the delivery of such securities, or evidence of

              title to such options, futures contracts or options

              on futures contracts, to the Custodian (or any

              bank, banking firm or trust company doing business

              in the United States or abroad which is qualified

              under the Investment Company Act of 1940, as

              amended, to act as a custodian and has been

              designated by the Custodian as its agent for this

              purpose) registered in the name of the Fund or in

              the name of a nominee of the Custodian referred to

              in Section 2.3 hereof or in proper form for

              transfer; (b) in the case of a purchase effected

              through a Securities System, in accordance with the

              conditions set forth in Section 2.10 hereof; (c) in

              the case of a purchase involving the Direct Paper

              System, in accordance with the conditions set forth




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              in Section 2.11; (d) in the case of repurchase

              agreements entered into between the Fund and the

              Custodian, or another bank, or a broker-dealer

              which is a member of NASD, (i) against delivery of

              the securities either in certificate form or

              through an entry crediting the Custodian's account

              at the Federal Reserve Bank with such securities or

              (ii) against delivery of the receipt evidencing

              purchase by the Fund of securities owned by the

              Custodian along with written evidence of the

              agreement by the Custodian to repurchase such

              securities from the Fund or (e) for transfer to a

              time deposit account of the Fund in any bank,

              whether domestic or foreign; such transfer may be

              effected prior to receipt of a confirmation from a

              broker and/or the applicable bank pursuant to

              Proper Instructions from the Fund as defined in

              Article 5;

         2)   In connection with conversion, exchange or

              surrender of securities owned by the Fund as set

              forth in Section 2.2 hereof;

         3)   For the redemption or repurchase of Shares issued

              by the Fund as set forth in Article 4 hereof;

         4)   For the payment of any expense or liability

              incurred by the Fund, including but not limited to




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              the following payments for the account of the Fund:

              interest, taxes, management, accounting, transfer

              agent and legal fees, and operating expenses of the

              Fund whether or not such expenses are to be in

              whole or part capitalized or treated as deferred

              expenses;

         5)   For the payment of any dividends declared pursuant

              to the governing documents of the Fund;

         6)   For payment of the amount of dividends received in

              respect of securities sold short;

         7)   For any other proper purpose, but only upon receipt

              of, in addition to Property Instructions, a

              certified copy of a resolution of the Board of

              Trustees or of the Executive Committee of the Fund

              signed by an officer of the Fund and certified by

              its Secretary or an Assistant Secretary, specifying

              the amount of such payment, setting forth the

              purpose for which such payment is to be made,

              declaring such purpose to be a proper purpose, and

              naming the person or persons to whom such payment

              is to be made.

2.8      Liability for Payment in Advance of Receipt of

         Securities Purchased. Except as specifically stated

         otherwise in this Contract, in any and every case where

         payment for purchase of domestic securities for the




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         account of the Fund is made by the Custodian in advance

         of receipt of the securities purchased in the absence of

         specific written instructions from the Fund to so pay in

         advance, the Custodian shall be absolutely liable to the

         Fund for such securities to the same extent as if the

         securities had been received by the Custodian.

2.9      Appointment of Agents. The Custodian may at any time or

         times in its discretion appoint (and may at any time

         remove) any other bank or trust company which is itself

         qualification under the Investment Company Act of 1940,

         as amended, to act as a custodian, as its agent to carry

         out such of the provisions of this Article 2 as the

         Custodian may from time to time direct; provided,

         however, that the appointment of any agent shall not

         relieve the Custodian of its responsibilities or

         liabilities hereunder.

2.10     Deposit of Securities in Securities Systems.  The

         Custodian may deposit and/or maintain domestic

         securities owned by the Fund in a clearing agency

         registered with the Securities and Exchange Commission

         under Section 17A of the Securities Exchange Act of

         1934, which acts as a securities depository, or in the

         book~entry system authorized by the U.S. Department of

         the Treasury and certain federal agencies, collectively

         referred to herein as "Securities System" in accordance




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         with applicable Federal Reserve Board and Securities and

         Exchange Commission rules and regulations, if any, and

         subject to the following provisions:

         1)   The Custodian may keep domestic securities of the

              Fund in a Securities System provided that such

              securities are represented in an account

              ("Account") of the Custodian in the Securities

              System which shall not include any assets of the

              Custodian other than assets held as a fiduciary,

              custodian or otherwise for customers;

         2)   The records of the Custodian with respect to

              domestic securities of the Fund which are

              maintained in a Securities System shall identify by

              book-entry those securities belonging to the Fund;

         3)   The Custodian shall pay for domestic securities

              purchased for the account of the Fund upon (i)

              receipt of advice from the Securities System that

              such securities have been transferred to the

              Account, and (ii) the making of an entry on the

              records of the Custodian to reflect such payment

              and transfer for the account of the Fund. The

              Custodian shall transfer domestic securities sold

              for the account of the Fund upon (i) receipt of

              advice from the Securities System that payment for

              such securities has been transferred to the




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              Account, and (ii) the making of an entry on the

              records of the Custodian to reflect such transfer

              and payment for the account of the Fund. Copies of

              all advices from the Securities System of transfers

              of domestic securities for the account of the Fund

              shall identify the Fund, be maintained for the Fund

              by the Custodian and be provided to the Fund at its

              request. Upon request, the Custodian shall furnish

              the Fund confirmation of each transfer to or from

              the account of the Fund in the form of a written

              advice or notice and shall furnish to the Fund

              copies of daily transaction sheets reflecting each

              day's transactions in the Securities System for the

              account of the Fund.

         4)   The Custodian shall provide the Fund with any

              report obtained by the Custodian on the Securities

              System's accounting system, internal accounting

              control and procedures for safeguarding domestic

              securities deposited in the Securities System;

         5)   The Custodian shall have received the initial or

              annual certificate, as the case may be, required by

              Article 15 hereof;

         6)   Anything to the contrary in this Contract

              notwithstanding, the Custodian shall be liable to

              the Fund for any loss or damage to the Fund




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              resulting from use of the Securities System by

              reason of any negligence, misfeasance or misconduct

              of the Custodian or any of its agents or of any of

              its or their employees or from failure of the

              Custodian or any such agent to enforce effectively

              such rights as it may have against the Securities

              System; at the election of the Fund, it shall be

              entitled to be subrogated to the rights of the

              Custodian with respect to any claim against the

              Securities System or any other person which the

              Custodian may have as a consequence of any such

              loss or damage if and to the extent that the Fund

              has not been made whole or any such loss or damage.

2.11     Fund Assets Held in the Custodian's Direct Paper System

         The Custodian may deposit and/or maintain securities

         owned by the Fund in the Direct Paper System of the

         Custodian subject to the following provisions:

         1)   No transaction relating to securities in the Direct

              Paper System will be effected in the absence of

              Proper Instructions;

         2)   The Custodian may keep securities of the Fund in

              the Direct Paper System only if such securities are

              represented in an account ("Account") of the

              Custodian in the Direct Paper System which shall

              not include any assets of the Custodian other than




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              assets held as a fiduciary, custodian or otherwise

              for customers;

         3)   The records of the Custodian with respect to

              securities of the Fund which are maintained in the

              Direct Paper System shall identify by book-entry

              those securities belonging to the Fund;

         4)   The Custodian shall pay for securities purchased

              for the account of the Fund upon the making of an

              entry on the records of the Custodian to reflect

              such payment and transfer of securities to the

              account of the Fund. The Custodian shall transfer

              securities sold for the account of the Fund upon

              the making of an entry on the records of the

              Custodian to reflect such transfer and receipt of

              payment for the account of the Fund;

         5)   The Custodian shall furnish the Fund confirmation

              of each transfer to or from the account of the

              Fund, in the form of a written advice or notice, of

              Direct Paper on the next business day following

              such transfer and shall furnish to the Fund copies

              of daily transaction sheets reflecting each day's

              transaction in the Securities System for the

              account of the Fund;

         6)   The Custodian shall provide the Fund with any

              report on its system of internal accounting control as the Fund may reasonably request from time to time;

2.12     Segregated Account. The Custodian shall upon receipt of

         Proper Instructions establish and maintain a segregated

         account or account; for and on behalf of the Fund, into

         which account or accounts may be transferred cash and/or

         securities, including securities maintained in an

         account by the Custodian pursuant to Section 2.10

         hereof, (i) in accordance with the provisions of any

         agreement among the Fund, the Custodian and a broker-

         dealer registered under the Exchange Act and a member of

         the NASD (or any futures commission merchant registered

         under the Commodity Exchange Act), relating to

         compliance with the rules of The Options Clearing

         Corporation and of any registered national securities

         exchange (or the Commodity Futures Trading Commission or

         any registered contract market), or of any similar

         organization or organizations, regarding escrow or other

         arrangements in connection with transactions by the

         Fund, (ii) for purposes of segregating cash or

         government securities in connection with options

         purchased, sold or written by the Fund or commodity

         futures contracts or options thereon purchased or sold

         by the Fund, (iii) for the purposes of compliance by the

         Fund with t]he procedures required by Investment Company




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         Act Release No. 10666, or any subsequent release or

         releases of the Securities and Exchange Commission

         relating to the maintenance of segregated accounts by

         registered investment companies and (iv) for other

         proper corporate purposes, but only, in the case of

         clause (iv), upon receipt of, in addition to Proper

         Instructions, a certified copy of a resolution of the

         Board of Trustees or of the Executive Committee signed

         by an officer of the Fund and certified by the Secretary

         or an Assistant Secretary, setting forth the purpose or

         purposes of such segregated account and declaring such

         purposes to be proper corporate purposes.

2.13     Ownership Certificates for Tax Purposes. The Custodian

         shall execute ownership and other certificates and

         affidavits for all federal and state tax purposes in

         connection with receipt of income or other payments with

         respect to domestic securities of the Fund held by it

         and in connection with transfers of such securities.

2.14     Proxies. The Custodian shall, with respect to the

         domestic securities held hereunder, cause to be promptly

         executed by the registered holder of such securities, if

         the securities are registered otherwise than in the name

         of the Fund or a nominee of the Fund, all proxies,

         without indication of the manner in which such proxies

         are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15     Communications Relating to Fund Portfolio Securities

         Subject to the provisions of Section 2.3, the Custodian

         shall transmit promptly to the Fund all written

         information (including, without limitation, pendency of

         calls and maturities of domestic securities and

         expirations of rights in connection therewith and

         notices of exercise of call and put options written by

         the Fund and the maturity of futures contracts purchased

         or sold by the Fund) received by the Custodian from

         issuers of the domestic securities being held for the

         Fund. With respect to tender or exchange offers, the

         Custodian shall transmit promptly to the Fund all

         written information received by the Custodian from

         issuers of the domestic securities whose tender or

         exchange is sought and from the party (or his agents)

         making the tender or exchange offer. If the Fund desires

         to take action with respect to any tender offer,

         exchange offer or any other similar transaction, the

         Fund shall notify the Custodian at least three business

         days prior to the date on which the Custodian is to take

         such action.

3.       Duties of the Custodian with Respect to Property of the

         Fund Held Outside of the United States

3.1      Appointment of Foreign Sub-Custodians

         The Fund hereby authorizes and instructs the Custodian

         to employ as sub-custodians for the Fund's securities

         and other assets maintained outside the United States

         the foreign banking institutions and foreign securities

         depositories designated on Schedule A hereto ("foreign

         sub-custodians"). Upon receipt of "Proper Instructions",

         as defined in Section 5 of this Contract, together with

         a certified resolution of the Fund's Board of Trustees,

         the Custodian and the Fund may agree to amend Schedule A

         hereto from time to time to designate additional foreign

         banking institutions and foreign securities depositories

         to act as sub-custodian. Upon receipt of Proper

         Instructions, the Fund may instruct the Custodian to

         cease the employment of any one or more such sub-

         custodians for maintaining custody of the Fund's assets.

3.2      Assets to be Held. The Custodian shall limit the

         securities and other assets maintained in the custody of

         the foreign sub-custodians to: (a) "foreign securities",

         as defined in paragraph (c)(l) of Rule 17f-5 under the

         Investment Company Act of 1940, and (b) cash and cash

         equivalents in such amounts as the Custodian or the Fund

         may determine to be reasonably necessary to effect the

         Fund's foreign securities transactions. The Custodian

         shall identify on its books as belonging to the Fund,

         the foreign securities of the Fund held by each foreign

         sub-custodian.

3.3      Foreign Securities Depositories.  Except as may

         otherwise be agreed upon in writing by the Custodian and

         the Fund, assets of the Fund shall be maintained in

         foreign securities depositories only through

         arrangements implemented by the foreign banking

         institutions serving as sub-custodians pursuant to the

         terms hereof. Where possible, such arrangements shall

         include entry into agreements containing the provisions

         set forth in Section 3.4 hereof.

3.4      Agreements with Foreign Banking Institutions. Each

         agreement with a foreign banking institution shall be

         substantially in the form set forth in Exhibit 1 hereto

         and shall provide that: (a) the Fund's assets will not

         be subject to any right, charge, security interest, lien

         or claim of any kind in favor of the foreign banking

         institution or its creditors or agent, except a claim of

         payment for their safe custody or administration; (b)

         beneficial ownership of the Fund~s assets will be freely

         transferable without the payment of money or value other

         than for custody or administration; (c) adequate records

         will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the

         extent permitted under applicable law the independent

         public accountants for the Fund, will be given access to

         the books and records of the foreign banking institution

         relating to its actions under its agreement with the

         Custodian; and (e) assets of the Fund held by the

         foreign sub-custodian will be subject only to the

         instructions of the Custodian or its agents.

3.5      Access of Independent Accountants of the Fund. Upon

         request of the Fund, the Custodian will use its best

         efforts to arrange for the independent accountants of

         the Fund to be afforded access to the books and records

         of any foreign banking institution employed as a foreign

         sub-custodian insofar as such books and records relate

         to the performance of such foreign banking institution

         under its agreement with the Custodian.

3.6      Reports by Custodian. The Custodian will supply to the

         Fund from time to time, as mutually agreed upon,

         statements in respect of the securities and other assets

         of the Fund held by foreign sub-custodians, including

         but not limited to an identification of entities having

         possession of the Fund's securities and other assets and

         advices or notifications of any transfers of securities

         to or from each custodial account maintained by a foreign banking institution, for the Custodian on behalf of the Fund indicating, as to securities acquired for

         the Fund,the identity of the entity having physical

         possession of such securities.

3.7      Transactions in Foreign Custody Account  (a) Except as

         otherwise provided in paragraph (b) of this Section 3.7,

         the provision of Sections 2.2 and 2.7 of this Contract

         shall apply, mutatis mutandis to the foreign securities

         of the Fund held outside the United States by foreign

         sub-custodians.(b) Notwithstanding any provision of this

         Contract to the contrary, settlement and payment for

         securities received for the account of the Fund and

         delivery of securities maintained for the account of the

         Fund may be effected in accordance with the customary

         established securities trading or securities processing

         practices and procedures in the jurisdiction or market

         in which the transaction occurs, including, without

         limitation, delivering securities to the purchaser

         thereof or to a dealer therefor (or an agent for such

         purchaser or dealer)against a receipt with the

         expectation of receiving later payment for such

         securities from such purchaser or dealer.(c) Securities

         maintained in the custody of a foreign sub-custodian may

         be maintained in the name of such entity's nominee to

         the same extent as set forth in Section 2.3 of this

         Contract, and the Fund agrees to hold any such nominee

         harmless from any liability as a holder of record of

         such securities.

3.8      Liability of Foreign Sub-Custodians. Each agreement

         pursuant to which the Custodian employs a foreign

         banking institution as a foreign sub-custodian shall

         require the institution to exercise reasonable care in

         the performance of its duties and to indemnify, and hold

         harmless, the Custodian and the Fund from and against

         any loss, damage, cost, expense, liability or claim

         arising out of or in connection with the institution's

         performance of such obligations. At the election of the

         Fund, it shall be entitled to be subrogated to the

         rights of the Custodian with respect to any claims

         against a foreign banking institution as a consequence

         of any such loss, damage, cost, expense, liability or

         claim if and to the extent that the Fund has not been

         made whole for any such loss, damage, cost, expense,

         liability or claim.

3.9      Liability of Custodian. The Custodian shall be liable

         for the acts or omissions of a foreign banking

         institution to the same extent as set forth with respect

         to sub-custodians generally in this Contract and,

         regardless of whether assets are maintained in the

         custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.12 hereof, the Custodian

         shall not be liable for any loss, damage, cost, expense,

         liability or claim resulting from nationalization,

         expropriation, currency restrictions, or acts of war or

         terrorism or any loss where the sub-custodian has

         otherwise exercised reasonable care. Notwithstanding the

         foregoing provisions of this paragraph 3.9, in

         delegating custody duties to State Street London Ltd.,

         the Custodian shall not be relieved of any

         responsibility to the Fund for any loss due to such

         delegation, except such loss as may result from (a)

         political risk (including, but not limited to, exchange

         control restrictions, confiscation, expropriation,

         nationalization, insurrection, civil strife or armed

         hostilities) or (b) other losses (excluding a bankruptcy

         or insolvency of State Street London Ltd. not caused by

         political risk) due to Acts of God, nuclear incident or

         other losses under circumstances where the Custodian and

         State Street London Ltd. have exercised reasonable care.

3.10     Reimbursement for Advances.  If the Fund requires the

         Custodian to advance cash or securities for any purpose

         including the purchase or sale of foreign exchange or of

         contracts for foreign exchange, or in the event that the

         Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this

         Contract, except such as may arise from its or its

         nominee's own negligent action, negligent failure to act

         or willful misconduct, any property at any time held for

         the account of the Fund shall be security therefor and

         should the Fund fail to repay the Custodian promptly,

         the Custodian shall be entitled to utilize available

         cash and to dispose of the Fund assets to the extent

         necessary to obtain reimbursement.

3.11     Monitoring Responsibilities. The Custodian shall furnish

         annually to the Fund, during the month of June,

         information concerning the foreign sub-custodians

         employed by the Custodian. Such information shall be

         similar in kind and scope to that furnished to the Fund

         "in connection with the initial approval of this

         Contract. In addition, the Custodian will promptly

         inform the Fund in the event that the Custodian learns

         of a material adverse change in the financial condition

         of a foreign sub-custodian or any material loss of the

         assets of the Fund or in the case of any foreign sub-

         custodian not the subject of an exemptive order from the

         Securities and Exchange Commission is notified by such

         foreign sub-custodian that there appears to be a

         substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has

         declined below $200 million (in each case computed in

         accordance with generally accepted U.S. accounting

         principles).

3.12     Branches of U.S. Banks

         (a) Except as otherwise set forth in this Contract, the

         provisions hereof shall not apply where the custody of

         the Fund assets are! maintained in a foreign branch of a

         banking institution which is a "bank" as defined by

         Section 2(a)(5) of the Investment Company Act of 1940

         meeting the qualification set forth in Section 26(a) of

         said Act. The appointment of any such branch as a sub-

         custodian shall be governed by paragraph 1 of this

         Contract. (b) Cash held for the Fund in the United

         Kingdom shall be maintained in an interest bearing

         account established for the Fund with the Custodian's

         London branch, which account shall be subject to the

         direction of the Custodian, State Street London Ltd. or

         both.



3.13     Tax Law

         The Custodian shall have no responsibility or liability

         for any obligations now or hereafter imposed on the Fund

         or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the

         responsibility of the Fund to notify the Custodian of

         the obligations imposed on the Fund or the Custodian as

         custodian of the Fund by the tax law of jurisdictions

         other than those mentioned in the above sentence,

         including responsibility for withholding and other

         taxes, assessments or other governmental charges,

         certifications and governmental reporting. The sole

         responsibility of the Custodian with regard to such tax

         law shall be to use reasonable efforts to assist the

         Fund with respect to any claim for exemption or refund

         under the tax law of jurisdictions for which the Fund

         has provided such information.

4.       Payments for Repurchases or Redemptions and Sales of

Shares of the Fund

         From such funds as may be available for the purpose but

subject to the limitations of the Declaration of Trust and any applicable votes of the Board of Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor

checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

         The Custodian shall receive from the distributor for the

Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The

Custodian will provide timely notification to the Fund and the

Transfer Agent of any receipt by it of payments for Shares of the

Fund.

5.       Proper Instructions

         Proper Instructions as used herein means a writing

signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of

transaction involved, including a specific statement of the

purpose for which such action is requested. Oral instructions will be considered Property Instructions if the Custodian

reasonably believes them to have been given by a person

authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the

Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Fund accompanied by a detailed

description of procedures approved by the Board of Trustees,

Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets. For purposes of this Section, Proper Instructions shall include

instructions received by the Custodian pursuant to any three-

party agreement which requires a segregated asset account in accordance with Section 2.12.

6.       Actions Permitted without Express Authority

         The Custodian may in its discretion, without express

authority from the Fund:

         1)   make payments to itself or others for minor

expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such

payments shall be accounted for to the Fund;

         2)   surrender securities in temporary form for

securities in definitive form;

         3)   endorse for collection, in the name of the Fund,

checks, drafts and other negotiable instruments; and

         4)   in general, attend to all non-discretionary details

in connection with the sale, exchange, substitution, purchase,

transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Trustees of the Fund.

7.       Evidence of Authority

         The Custodian shall be protected in acting upon any

instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of

Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8.       Duties of Custodian with Respect to the Books of Account

and Calculation of Net Asset Value and Net Income

         The Custodian shall cooperate with and supply necessary

information to the entity or entities appointed by the Board of

Trustees of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the

Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the

Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the

Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily

income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

9.       Records

         The Custodian shall create and maintain all records

relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the

Investment Company Act of 1940, with particular attention to

Section.31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange

Commission.  The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodia.n and shall, when requested to do so by the

Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

10.      Opinion of Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the

Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the

preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.      Reports to Fund by Independent Public Accountants

         The Custodian shall provide the Fund, at such times as

the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures

contracts and options on futures contracts, including domestic securities deposited and/or maintained in a Securities System,

relating to the services provided by the Custodian under this

Contract; such reports shall be of sufficient scope and in

sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such

inadequacies, the reports shall so state.

12.      Compensation of Custodian

         The Custodian shall. be entitled to reasonable

compensation for its services and expenses as Custodian, as

agreed upon from time to time between the Fund and the Custodian.

13.      Responsibility of Custodian

         So long as and to the extent that it is in the exercise

of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this

Contract and shall be held harmless in acting upon any notice,

request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options

agreement. The Custodian shall be held to the exercise of

reasonable care in carrying out the provisions of this Contract,

but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         The Custodian shall be liable for the acts or omissions

of a foreign banking institution appointed pursuant to the

provisions of Article 3 to the same extent as set forth in

Article 1 hereof with respect to sub-custodians located in the

United States (except as specifically provided in Article 3.9)

and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.12 hereof, the Custodian shall not be liable for any loss, damage,

cost, expense, liability or claim resulting from, or caused by,

the direction of or authorization by the Fund to maintain custody or any securities or cash of the Fund in a foreign country

including, but not limited to, losses resulting from

nationalization, expropriation, currency restrictions, or acts of war or terrorism.

         If the Fund requires the Custodian to take any action

with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian,

result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the

Custodian to take such action, shall provide indemnity to the

Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian, its affiliates,

subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements,

foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract,

except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any

property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

14.      Effective Period, Termination and Amendment

         This Contract shall become effective as of its

execution, shall continue in full force and effect until

terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed,

postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Fund has approved the initial use of a particular Securities System and the receipt of an

annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the

Custodian shall not act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an

Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by the Fund of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately

terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the

direction of an appropriate regulatory agency or court of

competent jurisdiction.

         Upon termination of the Contract, the Fund shall pay to

the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

15.      Successor Custodian

         If a successor custodian shall be appointed by the Board

of Trustees of the Fund, the Custodian shall, upon termination,

deliver to such successor custodian at the office of the

Custodian, duly endorsed and in the form for transfer, all

securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

         If no such successor custodian shall be appointed, the

Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a

successor custodian or certified copy of a vote of the Board of

Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the

Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company

Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than

$25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the

Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties

remain in the possession of the Custodian after the date of

termination hereof owing to failure of the Fund to procure the certified copy or the vote referred to or of the Board of

Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

16.      Interpretive and Additional Provisions

         In connection with the operation of this Contract, the

Custodian and the Fund may from time to time agree on such

provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both

parties and shall be annexed hereto, provided that no such

interpretive or additional provisions shall contravene any

applicable federal or state regulations or any provision of the

Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

17.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions

thereof interpreted under and in accordance with laws of the

Commonwealth of Massachusetts.

18.      Prior Contracts

         This Contract supersedes and terminates, as of the date

hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

19.      Shareholder Communications

         Securities and Exchange Commission Rule 14b-2 requires

banks which hold securities for the account of customers to

respond to requests by issuers of securities for the names,

addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address,

and share position to requesting companies whose securities the

Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the

Fund tells the Custodian "yes" or does not check either "yes" or

"no" below, the Custodian is required by the rule to treat the

Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

         YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

         NO [ ] The Custodian is not authorized to release the Fund's name, address, and share positions.

         IN WITNESS WHEREOF, each of the parties has caused this

instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 18 day of January , 1994.

ATTEST                            AFD EXCHANGE RESERVES
         /s/ Emilie D. Wrapp      /s/ Wayne D. Lyski
         ___________________      _____________________
         Emilie D. Wrapp          Wayne D. Lyski
         Assistant Secretary      Senior Vice President

ATTEST                            STATE STREET BANK AND TRUST
                                    COMPANY

         /s/                      By /s/ Ronald E. Logue
         ___________________        _________________________
         Assistant Secretary        Executive Vice President

                           Schedule A

         The following foreign banking institutions and foreign securities depositories have been approved by the Board of Trustees of AFD Exchange Reserves for use as sub-custodians for the Fund's securities and other assets:

           (Insert banks and securities depositories)















Certified:
/s/
____________________________
Fund's Authorized Officer

Date: January 18, 1994

                            EXHIBIT 1

SUBCUSTODIAN AGREEMENT

         AGREEMENT made this ______________; between State Street Bank and Trust Company, A Massachusetts Trust Company (hereinafter referred to as the "Custodian"), having its principal place of business at 225 Franklin Street, Boston, MA, and __________________ (hereinafter referred to as the "Subcustodian"), a bank organized under the laws of ________________ and having its registered office at ____________
________________________________________________________________.

         WHEREAS, Custodian has been appointed to act as Trustee, Custodian or Subcustodian of securities and monies on behalf of certain of its customers including, without limitation, collective investment undertakings, investment companies subject to the U.S. Investment Company Act of 1940, as amended, and employee benefit plans subject to the U.S. Employee Retirement Income Security Act of 1974, as amended;

         WHEREAS, Custodian wishes to establish Accounts (the
"Accounts") with the Subcustodian to hold and maintain certain property for which Custodian is responsible as custodian; and

         WHEREAS, Subcustodian agrees to establish the Accounts and to hold and maintain all Property in the Accounts in accordance with the terms and conditions herein set forth.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the Custodian and the Subcustodian agree as follows:

I.  The Account

    A.   Establishment of the Account

         Custodian hereby, requests that subcustodian establish for each client of the Custodian an Account which shall be composed of:

         1. A Custody Account for any and all Securities (as hereinafter defined) from time to time received by Subcustodian therefor, and

         2. A Deposit Account for any and all Cash (as hereinafter defined) from time to time received by Subcustodian therefor.





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

    B.   Use of the Account

         The Account shall be used exclusively to hold, acquire, transfer or otherwise care for, on behalf of Custodian as custodian and the customers of Custodian and not for custodian's own interest, Securities, and such Cash or cash equivalents as are transferred to subcustodian or as are received in payment of any transfer of, or as payment on, or interest on, or dividend from, any such Securities (herein collectively called "Cash").

    C.   Transfer of Property in the Account

         Beneficial ownership of the Securities and Cash in the Account shall be freely transferable without payment of money or value other than for safe custody and administration.

    D.   Ownership and Segregation of Property in Account

         The ownership of the property in the Account, whether Securities, Cash or both, and whether any such property is held by Subcustodian in an Eligible Depository, shall be clearly recorded on Subcustodian's books as belonging to custodian on behalf of Custodian's customers, and not for custodian' S own interest and, to the extent that Securities are physically held in the Account, such Securities shall also be physically segregated from the general assets of Subcustodian, the assets of Custodian in its individual capacity and the assets of Subcustodian's other customers. In addition, Subcustodian shall maintain such other records as may be necessary to identify the property hereunder as belonging to each Account.

         E.   Registration of Securities in the Account

         Securities which are eligible for deposit in a depository as provided for in Paragraph III may be maintained with the depository in an account for Subcustodian's customers. Securities which are not held in a depository and that are ordinarily held in registered form will be registered in the name of the Sub-custodian or in the name of Sub-custodian's nominee, unless alternate Instructions are furnished by custodian.

II. Services to be Provided by the Subcustodian

         The Services Subcustodian will provide to Custodian and the manner in which such services will be performed will be as set forth below in this Agreement.







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

         A.   Services Performed Pursuant to Instructions

         All transactions involving the Securities and Cash in the Account shall be ~executed solely in accordance with custodian's Instructions as that term is defined in Paragraph IV hereof, except those described in Paragraph B below.

         B.   Services to be Performed without Instructions

         Subcustodian will, unless it receives Instructions from custodian to the contrary:

              1.   Collect Cash

         Promptly collect and receive all dividends, income, principal, proceeds from transfer and other payments with respect to property held in the Account, and present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, and credit Cash receipts therefrom to the Deposit Account.

              2.   Exchange Securities

         Promptly exchange Securities where the exchange is purely ministerial including, without limitation, the exchange of temporary Securities for those in definitive form and the exchange of warrants, or other documents of entitlement to Securities, for the Securities themselves.

              3.   Sale of Rights and Fractional Interests

         Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, Subcustodian will promptly endeavor to obtain Custodian's Instructions, but should these not be received in time for Subcustodian to take timely action, subcustodian is authorized to sell such rights entitlement or fractional interest and to credit the Account.

              4.   Execute Certificates

         Execute in Custodians name for the Account, whenever subcustodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Securities held in the Account.

              5.   Pay Taxes and Receive Refunds

         To pay or cause to be paid from the Account any and all taxes and levies in the nature of taxes imposed on the property in the Account by any governmental authority, and to take all steps necessary to obtain all tax exemptions, privileges or other benefits, including reclaiming and recovering any withholding tax, relating to the Account and to execute any declarations, affidavits, or certificates of ownership which may be necessary in connection therewith.

              6.   Prevent Losses

         Take such steps as may be reasonably necessary to secure, or otherwise ]prevent the loss of, entitlements attached to or otherwise relating to property held in the Account.

         C.   Additional Services

              1.   Transmission of Notices of Corporate Action

         By such means as will permit custodian to take timely action with respect thereto, Subcustodian will promptly notify Custodian upon receiving notices or reports, or otherwise becoming aware, of corporate action affecting Securities held in the Account (including, but not limited to, calls for redemption, mergers, consolidations, reorganizations, recapitalizations, tender offers, rights offerings, exchanges, subscriptions and other offerings) and dividend, interest and other income payments relating to such Securities.

              2.   Communications Regarding the Exercise of
                   Entitlements

         Upon request by Custodian, subcustodian will promptly deliver, or cause any Eligible Depository authorized and acting hereunder to deliver, to Custodian all notices, proxies, proxy soliciting materials and other communications that call for voting or the exercise of rights or other specific action (including material relative to legal proceedings intended to be transmitted to security holders) relating to Securities held in the Account to the extent received by Subcustodian or said Eligible Depository, such proxies or any voting instruments to be executed by the registered holder of the Securities, but without indicating the manner in which such Securities are to be voted.

              3.   Monitor Financial Service

         In furtherance of its obligations under this Agreement, Subcustodian will monitor a leading financial service with respect to announcements and other information respecting


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

property held in the Account, including announcements and other information with respect to corporate actions and dividend, interest and other income payments.

III. Use of Securities Depository

         Subcustodian may, with the prior written approval of custodian, maintain all or any part of the Securities in the Account with a securities depository or clearing agency which is incorporated or organized under the laws of a country other than the United States of America and is supervised or regulated by a government agency or regulatory authority in the foreign jurisdiction having authority over such depositories or agencies, and which operates (a) the central system for handling of designated securities or equivalent book entries in or (b) a transnational system for the central handling of securities or equivalent book entries (herein called "Eligible Depository"), provided however, that, while so maintained, such Securities shall be subject only to the directions of Subcustodian, and that Subcustodian duties, obligations and responsibilities with regard to such Securities shall be the same as if such Securities were held by subcustodian on its premises.

IV. Claims Against Property in the Account

         The property in the account shall not be subject to any right, charge, security interest, lien or claim of any kind (collectively "Charges") in favor of Subcustodian or any Eligible Depository or any creditor of Subcustodian or of any Eligible Depository except a claim for payment by Subcustodian for such property's safe custody or administration in accordance with the terms of this Agreement. Subcustodian will immediately notify Custodian of any attempt by any party to assert any Charge against the property held in the Account and shall take all lawful actions to protect such property from such Charges until custodian has had reasonable time to respond to such notice.

V.  Subcustodian's Warranty
    Subcustodian Represents and Warrants That:

    (A) It is a branch of a "qualified U.S. bank" or it is an "eligible foreign custodian" as those terms are defined in Rule 17f-5 of the investment Company Act of 1940, a copy of which is attached hereto as Attachment A (the "Rule"), and Subcustodian shall immediately notify Custodian, in writing or by other authorized means, in the event that there appears to be a substantial likelihood that Subcustodian will cease to qualify under the Rule as currently in effect or as hereafter amended, or

    (b) It is the subject of an exemptive order issued by the United States Securities and Exchange Commission which order


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

permits Custodian to employ Subcustodian notwithstanding the fact that Subcustodian fails to qualify under the terms of the Rule, and Subcustodian shall immediately notify Custodian, in writing or by other authorized means, if for any reason it is no longer covered by such exemptive order.

         Upon receipt of any such notification required under (A) or (B) of this section, Custodian may terminate this Agreement immediately without prior notice to Subcustodian.

VI. Definitions

    A.   Instructions

         The term "Instructions" means

         1. instructions in writing signed by authorized individuals designated as such by custodian;

         2.   telex or tested telex instructions of Custodian;

         3. other forms of instructions in computer readable form as shall customarily be used for the transmission of like information, and

         4. such other forms of communication as from time to time may be agreed upon by Custodian and Subcustodian, which Subcustodian believes in good faith to have been given by custodian or which are transmitted with proper testing or authentication pursuant to terms and conditions which custodian may specify.

         Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. Subcustodian shall act in accordance with Instructions and shall not be liable for any act or omission in respect of any Instruction except in the case of willful default, negligence, fraud, bad faith, willful misconduct, or reckless disregard of duties on the part of Subcustodian. Subcustodian in executing all Instructions will take relevant action in accordance with accepted industry practice and local settlement practices.

    B.   Account

         The term "Account" means collectively the Custody
Account, and the Deposit Account.






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

    C.   Securities

         The term "Securities" includes, without limitation, stocks, shares, bonds, debentures, debt securities (convertible or non-convertible), notes, or other obligations or securities and any certificates, receipts, futures contracts, foreign exchange contracts, options, warrants, scrip or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

VII. Miscellaneous Provisions

     A.  Statements Regarding the Account

         Subcustodian will supply custodian with such statements regarding the Account as Custodian may request, including the identity and location of any Eligible Depository authorized and acting hereunder. In addition, Subcustodian will supply custodian an advice or notification of any transfers of Securities to or from the Account indicating, as to Securities acquired for the Account, if applicable, the Eligible Depository having physical possession of such securities.

    B.   Examination of Books and Records

         Subcustodian agrees that its books and records relating to the Account and Sub-custodian's actions under this agreement shall be open to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by, or other representatives of Custodian including (to the extent permitted under the laws of ________________) the independent public accountants for any customer of subcustodian whose property is being held hereunder) and such books and records shall be retained for such period as shall be agreed upon by Custodian and Subcustodian.

         As Custodian may reasonably request from time to time, subcustodian will furnish its auditor's reports on its system of internal controls, and subcustodian will use its best efforts to obtain and furnish similar reports of any Eligible Depository authorized and acting hereunder.

    C.   Standard of Care

         In holding, maintaining, servicing and disposing of Property under this Agreement, and in fulfilling any other obligations hereunder, Subcustodian shall exercise the same standard of care that it exercises over its own assets, provided that Subcustodian shall exercise at least the degree of care and maintain adequate insurance as expected of a prudent professional

Subcustodian for hire and shall assume the burden of proving that it has exercised such care in its maintenance of Property held by Subcustodian in its Accounts. The maintenance of the Property in an Eligible Depository shall not affect Subcustodian's standard of care, and Subcustodian will remain as fully responsible for any loss or damage to such securities as if it had itself retained physical possession of them. Subcustodian shall indemnify and hold harmless Custodian and each of custodian's customers from and against any loss, damage, cost, expense, liability or claim (including reasonable attorney's fees) arising out of or in connection with the improper or negligent performance or the nonperformance of the duties of Subcustodian.

         Subcustodian shall be responsible for complying with all provisions of the laws of _ , or any other law, applicable to Subcustodian in connection with its duties hereunder, including (but not limited to) the payment of all transfer taxes or other taxes and compliance with any currency restrictions and securities laws in connection with its duties as Subcustodian.

    D.   Loss of Cash or Securities

         Subcustodian agrees that, in the event of any loss of Securities or Cash in the Account, subcustodian will use its best efforts to ascertain the circumstances relating to such loss and will promptly report the same to Custodian and shall use every legal means available to it to effect the quickest possible recovery.

    E.   Compensation of Subcustodian

         Custodian agrees to pay to subcustodian from time to time such compensation for its services and such out-of-pocket or incidental expenses of Subcustodian pursuant to this Agreement as may be mutually agreed upon in writing from time to time.

    F.   Operating Requirements

         The Subcustodian agrees to follow such Operating
Requirements as the Custodian may establish from time to time. A copy of the current custodian Operating Requirements is attached as Attachment B to this Agreement.

    G.   Termination

         This Agreement may be terminated by Subcustodian or custodian on 60 days' written notice to the other party, sent by registered mail, provided that any such notice, whether given by Subcustodian or custodian, shall be followed within 60 days by instructions specifying the names of the persons to whom Subcustodian shall deliver the Securities in the Account and to whom the Cash in the Account shall be paid. If within 60 days following the giving of such notice of termination, Subcustodian does not receive such Instructions, Subcustodian shall continue to hold such Securities and Cash subject to this Agreement until such Instructions are given. The obligations of the parties under this Agreement shall survive the termination of this Agreement.

    H.   Notices

         Unless otherwise specified in this Agreement, all notices and communications with respect to matters contemplated by this Agreement shall be in writing, and delivered by mail, postage prepaid, telex, SWIFT, or other mutually agreed telecommunication methods to the following addresses (or to such other address as either party hereto may from time to time designate by notice duly given in accordance with this paragraph):

         To Subcustodian:

         To Custodian:  State Street Bank and Trust
                         Company
                        Securities Operations/Network
                         Administration
                        P.O. Box 1631
                        Boston, Massachusetts 02105

    I.   Confidentiality

         Subcustodian and Custodian shall each use its best efforts to maintain the confidentiality of the property in the Account and the beneficial owners thereof, subject, however, to the provisions of any laws requiring disclosure. In addition, Subcustodian shall safeguard any test keys, identification codes or other security devices which custodian shall make available to it. The Subcustodian further agrees it will not disclose the existence of this Agreement or any current business relationship unless compelled by applicable law or regulation or unless it has secured the Custodian's written consent.

    J.   Assignment

         This Agreement shall not be assignable by either party but shall bind any successor in interest of Custodian and Subcustodian respectively.

    K.   Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of ___________________________. To the extent inconsistent with this Agreement or Custodian's Operating

Requirements as attached hereto, Subcustodian's rules and conditions regarding accounts generally or custody accounts specifically shall not apply.

         CUSTODIAN: STATE STREET BANK AND TRUST COMPANY

                             By:________________________
                             Date:______________________


AGREED TO BY SUBCUSTODIAN:

By:_______________________


Date:_____________________





































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